English Translation

CONTRACT OF THE TRANSFER OF THE PLANT

The assignor (hereinafter referred to as Party A): Harbin Renhuang Pharmaceutical Stock Co, Ltd.
The assignee (hereinafter referred to as Party B): Harbin Renhuang Pharmaceutical Co, Ltd.

In accordance with “Law of the People's Republic of China on the Administration of the Urban Real Estate” and provisions of other relevant laws, under the principle of “equality, voluntary and legal”, Party A and Party B come to an agreement on the matters of assignment of plant and land of Harbin Renhuang Pharmaceutical Stock Co, Ltd as follows:

1.	Base situation of the plant and land:
1.1
The assignment of real estate includes assignment of use right of land and ownership of plant, and the object in this contract includes transfer of use right of one piece of land and 12 factory buildings.

1.2	The land lies in No. 9 of Tong Cheng Street A City Harbin Heilongjiang Province covering 100,000 ㎡.
1.3	The tenure of use of the land is 50 years, from 2002-12-16 to 2052-12-15, the actual tenure of land use based on the time recorded on the Land Certificate.
1.4	The No. of Land Certificate No.: License No.（2002）20020193
1.5	The base situation of the assigned 12 factory buildings:
(1)
The factory building A: (with mark of area of structure or utilization area) covers 2092.41㎡, 3 layers in total, and the plant A occupies the 1st-3rd layer, and the ownership certificate No. is 003155.

(2)	The factory building B: the structure area is 464.96㎡, 1 layer in total and the factory building B occupies 1 layer, the ownership certificate No. is 003156.
(3)	The factory building C: the structure area is 25.86㎡, 1 layer in total and the factory building C occupies 1 layer, the ownership certificate No. is 003157.
(4)	The factory building D: the structure area is 46.66㎡, 1 layer in total and the factory building D occupies 1 layer, the ownership certificate No. is 003158.
(5)	The factory building E: the structure area is 111.35㎡, 1 layer in total and the factory building E occupies 1 layer, the ownership certificate No. is 003159.
(6)	The factory building F: the structure area is 792.28㎡, 1 layer in total and the factory building F occupies 1 layer, the ownership certificate No. is 003160.
(7)	The factory building G: the structure area is 3255.77㎡, 1 layer in total and the factory building G occupies 1 layer, the ownership certificate No. is 003161.

English Translation

(8)	The factory building H: the structure area is 453.58㎡, 1 layer in total and the factory building H occupies 1 layer, the ownership certificate No. is 003162.
(9)	The factory building I: the structure area is 1555.20㎡, 1 layer in total and the factory building I occupies 1 layer, the ownership certificate No. is 003163.
(10)	The factory building J: the structure area is 3903.12㎡, 1 layer in total and the factory building J occupies 1 layer, the ownership certificate No. is 003164.
(11)	The factory building K: the structure area is 1342.59㎡, 2 layers in total and the factory building K occupies 1-2 layers, the ownership certificate No. is 003165.
(12)	The factory building L: the structure area is 113.20㎡, 1 layer in total and the factory building L occupies 1 layer, the ownership certificate No. is 003166.

2.	The price of the factory building and other expenses:
2.1	The total transfer price of the factory building is RMB 91,000,000(in words).
2.2	The transfer price of the use right of land is RMB 69,000,000(in words).
2.3	The total payable amount of the above 2 items is RMB 160,000,000(in words).
2.4	The taxes of land use should be paid by Party A annually to relevant department in accordance with national regulations.

3.	The method of payment, duration and date of delivery:
3.1
The total price of this contract will be paid in twice, Party B should pay RMB 100,000,000 to Party A within 7 working days after the contract is signed and the spare money will be paid off before 2011-12-31, the two parties apply for change of title procedures at the same time, and Party B will be responsible for the deed tax resulting from the procedures.

3.2	The above payments shall be paid either in transfer or in cash.
4.	Other provisions:
4.1	Party A should assist Party B to apply for change of title procedures and all fees resulting from it including deed tax and cost of production and so on should be paid by Party B.
4.2	When the contract comes into effect, Party B will continue to lease the plant from Party A, but the rental is no longer charged.
4.3
The land use right and the ownership of the factory building transferred in this contract are clear without disputes. Otherwise, Party A should assume liability for breach of contracts and compensate for the entire loss of Party B.

4.4
After obtaining the ownership of the factory building Party B can transfer or re-lease to others freely, but must notify Party A, and the transferee or lessee enterprises can make industrial and commercial registration with the plant address.

4.5	Party B must not demolish the factory building purchased or carry out project with high pollution.
4.6	Party B organizes production, business and life in the plant they purchased should observe discipline and abide by the law and management system, pay taxes and fees according to regulations.

English Translation

4.7
Increasing the electricity and water capacity should be applied by Party B and Party A should assist to handle it, and the fees for increasing the capacity shall paid by Party B to relevant department in accordance with the regulations.

4.8	Matters relating to this contract and not entirely determined should be confirmed through consultation by both parties, the signed complement contract has the same legal effect with this contract.
4.9	After the two parties have performed all their obligations under this contract, Party B has the right to control and use the plant but Party A has no right to interfere.
4.10	During the performance of the contract, if there is any dispute, the two parties should negotiate friendly and resolve the matters.
4.11	If this contract is failed to fulfill due to force majeure, then the contract will automatically terminate.

5.
This contract will come into effect after signed or sealed by the representatives of both parties. And the contract is in quadruplicate and Party A, Party B, the Realty Administrative Bureau and notarial office hold each.

Party A: Harbin Renhuang Pharmaceutical Stock Co, Ltd
Authorized representative (signature): Wang Hong-Wei
Date of contract: 2009.10.12

Party B: Harbin Renhuang Pharmaceutical Co, Ltd
Authorized representative (signature): Li Shao-Ming
Date of contract: 2009.10.12